SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 18, 2006

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

        Derma Sciences, Inc. (the “Registrant”) and Western Medical, Inc. (“Western Medical”) have on April 18, 2006 closed upon various agreements pursuant to which the Registrant purchased substantially all of the assets of Western Medical (the “Transaction”). Details of the Transaction are set forth below.

        1.    Western Medical. Western Medical, based in Tenafly, New Jersey, formerly was a privately held developer, marketer and manufacturer of specialty medical texile dressings, including compression wound care and support bandages, tubular retention bandages and protective dressings. Western Medical’s products are primarily utilized in long-term and home health care settings. For calendar year 2005, Western Medical’s net sales were approximately $6.6 million (unaudited) and its EBITDA (earnings before interest, taxes, depreciation and amortization) was approximately $800,000.

        2.    Assets Acquired and Liabilities Assumed. Pursuant to the Transaction, the Registrant acquired Western Medical’s products, product formulations, inventory, customer lists, customer and vendor contracts (to the extent assignable), software, manufacturing equipment, office equipment, product display units, trademark registrations, trade secrets, know how, goodwill and the right to utilize the name “Western Medical” during an 18 month post-closing transition period (collectively, the “Assets”). Pursuant to the Transaction, the Registrant assumed responsibility for Western Medical’s trade accounts payable. In accordance with the Asset Purchase Agreement governing the Transaction (see Exhibit 2.01 attached hereto), as of April 18, 2006 the sum of accounts receivable and inventory conveyed to the Registrant, less trade accounts payable assumed by the Registrant, must aggregate not less than $1.2 million. Based upon its pre-closing inventory and its investigations relative to the foregoing items, the Registrant considers that the foregoing requirement has been satisfied.

        3.    Purchase Price and Source of Funds. The purchase price of the Assets is $6.5 million (without deduction for the assumption by the Registrant of Western Medical’s trade accounts payable) and expenses related to the Transaction, including the financing thereof, are expected to aggregate approximately $1.0 million. The Registrant has satisfied the $6.5 million purchase price as follows: (i) payment of $1.0 million from the proceeds of a new term loan from CapitalSource Finance, LLC, (ii) payment of $5.0 million from the proceeds of the private sale of equity securities, and (iii) delivery to Western Medical of the Registrant’s three-year promissory note in the principal amount of $500,000 (the “Promissory Note”). The Registrant intends to satisfy Transaction related expenses from the balance of the proceeds of its sale of equity securities, additional borrowings under its credit facilities and cash on hand.

        For a description of the Registrant’s credit facilities, please refer to the Registrant’s Form 8-K relative to its credit facilities with CapitalSource Finance, LLC filed April 24, 2006. For a description of the Registrant’s private sale of its equity securities, please refer to the Registrant’s Form 8-K relative to its sales of up to 2,750,000 of its series H units filed April 24, 2006. For details relative to the Promissory Note, please refer to Exhibit 10.01 attached hereto.

        4.    Covenant not to Compete. Western Medical, together with its officers and directors, have agreed not to compete with the Registrant, with limited exceptions, anywhere in the world for a period of five years in the manufacture or sale of traditional wound care products, including tubular compression, retention and protective dressings and Unna Boots. Excluded from the covenant not to compete are historical sales activities conducted by Glenwood, LLC, a company affiliated with Western Medical and its owners. Pursuant to this exception to Western Medical’s non-competition covenant, Western Medical has entered into a supply agreement with Glenwood, LLC (the “Supply Agreement”) which has been assigned to the Registrant.

        In accordance with the Supply Agreement, the Registrant will be required to sell to Glenwood, LLC, for a period of ten years, traditional wound care products historically manufactured by Western Medical and sold to Glenwood, LLC for resale by Glenwood to various pharmaceutical wholesalers. Prices for the subject products are fixed for one year and subject to increase in accordance with the consumer price index for northern New Jersey. Glenwood, LLC is precluded from selling the subject products to medical/surgical distributors.

        The Registrant considers that, given the restrictions imposed upon Glenwood, LLC by the Supply Agreement and the limited quantities of product involved, its performance under the Supply Agreement is unlikely to have a material economic impact upon the Registrant’s operations. For a description of the Covenant Not To Compete Agreement, please see Exhibit 10.02 attached hereto. For a description of the Supply Agreement and the assignment-assumption thereof by Western Medical and the Registrant, please refer to Exhibits 10.08 and 10.09 hereof, respectively.

        5.    Mutual Indemnification. The Asset Purchase Agreement provides that the Registrant and Western Medical will indemnify each other for losses incurred as a result of violations of the terms of the agreement. Western Medical’s obligations of indemnity are secured, in part, by the balance owed to it by the Registrant under the Promissory Note. For a description of the parties’ indemnification obligations under the Asset Purchase Agreement, please refer to Article VII of the Asset Purchase Agreement attached hereto as Exhibit 2.01. For details concerning the security for Western Medical’s indemnification obligations afforded by the Promissory Note, please refer to the Security Agreement attached hereto as Exhibit 10.06.

        6.    Sales and Marketing Services. Comprehensive Marketing Solutions, LLC (“CMS”), a company affiliated with Western Medical and its owners, and the Registrant have entered into a one year sales and marketing agreement whereby CMS will provide to the Registrant sales and marketing consulting services relative to the products sold to the Registrant by Western Medical. Monthly fees payable to CMS under the agreement are in the amount of $15,000 for the first four months of the term and $7,500 for the remaining eight months of the term. In addition, CMS is entitled to commissions upon “new business” during the initial four months of the term. For details concerning the sales and marketing services to be provided by Western Medical to the Registrant, please refer to the Sales and Marketing Agreement attached hereto as Exhibit 10.07.

        7.    Transition Services. Western Medical has agreed to place at the disposal of the Registrant through May 31, 2006, subject to extension at the discretion of the Registrant, five of

Western Medical employees for the purpose of providing sales and marketing transition services with respect to the products acquired from Western Medical. The Registrant will reimburse Western Medical for all salaries and benefits of the subject employees and will, in addition, assume responsibility for all overhead costs (not to exceed $7,500 per month) associated with these employees. For further details concerning the transition services to be provided to the Registrant by Western Medical, please refer to the Transition Agreement attached hereto as Exhibit 10.10.

_________________

        Statements that are not historical facts, including statements about the Registrant’s confidence, strategies, expectations, technologies or opportunities, are forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “seek” and “contemplate” typically identify forward looking statements. Forward looking statements involve risks and uncertainties including, but not limited to, product demand and market acceptance risks, impact of competitive products and prices, product development, commercialization or technological delays or difficulties, and trade, legal, social, financial and economic risks.

        The foregoing description of the terms and provisions relating to the Transaction is qualified in its entirety by reference to the Asset Purchase Agreement filed as Exhibit 2.01 hereof and related documents filed as Exhibits 10.01 through 10.10 hereof.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

        The audited balance sheet as of December 31, 2005 and 2004 and audited statements of income, cash flows and changes in stockholders’ equity for the twelve months ended December 31, 2005 and 2004 of Western Medical, Inc. will be filed by amendment hereto not later than July 5, 2006.

        The unaudited balance sheet as of March 31, 2006 and unaudited statements of income, cash flows and changes in stockholders’ equity for the three months ended March 31, 2006 and 2005 of Western Medical, Inc. will be filed by amendment hereto not later than July 5, 2006.

(b) Pro Forma Financial Information.

        The unaudited pro forma combined condensed balance sheet at March 31, 2006 and the unaudited pro forma combined condensed statements of operations for the three months ended March 31, 2006 and the year ended December 31, 2005 of the Registrant and Western Medical, Inc. will be filed by amendment hereto not later than July 5, 2006.

(c) Exhibits

2.01	Asset Purchase Agreement dated as of January 26, 2006 relative to the purchase by the Registrant of the assets of Western Medical, Inc.

10.01	Promissory note dated April 18, 2006 in the amount of $500,000 by Derma Sciences, Inc., maker, to Western Medical, Inc., payee.
10.02	Covenant not to compete dated April 18, 2006 by Western Medical, Inc. and affiliates in favor of Derma Sciences, Inc.
10.03	Opinion of counsel to Western Medical, Inc. dated April 18, 2006.
10.04	Bill of sale dated April 18, 2006 by Western Medical, Inc., seller, to Derma Sciences, Inc., buyer.
10.05	Assumption Agreement dated April 18, 2006 by Derma Sciences, Inc. in favor of Western Medical, Inc.
10.06	Security Agreement dated April 18, 2006 by Western Medical, Inc. in favor of Derma Sciences, Inc.
10.07	Sales and Marketing Agreement dated April 18, 2006 between Comprehensive Marketing Solutions, LLC and Derma Sciences, Inc.
10.08	Supply Agreement effective May 1, 2006 between Glenwood, L.L.C. and Western Medical, Inc.
10.09	Assignment - Assumption of Supply Agreement dated April 18, 2006 by Western Medical, Inc. in favor of Derma Sciences, Inc.
10.10	Transition Agreement dated April 18, 2006 between Western Medical, Inc. and Derma Sciences, Inc.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.
	By:	/s/ John E. Yetter
John E. Yetter, CPA Vice President and Chief Financial Officer
Date: April 24, 2006

EXHIBIT INDEX:

2.01	Asset Purchase Agreement dated as of January 26, 2006 relative to the purchase by the Registrant of the assets of Western Medical, Inc.
10.01	Promissory note dated April 18, 2006 in the amount of $500,000 by Derma Sciences, Inc., maker, to Western Medical, Inc., payee.
10.02	Covenant not to compete dated April 18, 2006 by Western Medical, Inc. and affiliates in favor of Derma Sciences, Inc.
10.03	Opinion of counsel to Western Medical, Inc. dated April 18, 2006.
10.04	Bill of sale dated April 18, 2006 by Western Medical, Inc., seller, to Derma Sciences, Inc., buyer.
10.05	Assumption Agreement dated April 18, 2006 by Derma Sciences, Inc. in favor of Western Medical, Inc.
10.06	Security Agreement dated April 18, 2006 by Western Medical, Inc. in favor of Derma Sciences, Inc.
10.07	Sales and Marketing Agreement dated April 18, 2006 between Comprehensive Marketing Solutions, LLC and Derma Sciences, Inc.
10.08	Supply Agreement effective May 1, 2006 between Glenwood, L.L.C. and Western Medical, Inc.
10.09	Assignment - Assumption of Supply Agreement dated April 18, 2006 by Western Medical, Inc. in favor of Derma Sciences, Inc.
10.10	Transition Agreement dated April 18, 2006 between Western Medical, Inc. and Derma Sciences, Inc.